Exhibit 10.22

EXECUTION VERSION

AMENDMENT NO. 3 TO REVOLVING CREDIT AND GUARANTY AGREEMENT

AMENDMENT NO. 3 TO REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of June 23, 2017 (this “Amendment No. 3”), is by and among MORGAN STANLEY SENIOR FUNDING, INC., as administrative and collateral agent (in such capacities, “Administrative Agent”) on behalf of the lenders from time to time party to the Credit Agreement (individually, each a “Lender” and collectively, “Lenders”), the New Revolving Lender (as defined below), each Issuing Bank, BLUE APRON, LLC (F/K/A BLUE APRON, INC.), a Delaware limited liability company (the “Company” and, together with each other party that is an Additional Borrower pursuant to the Credit Agreement, the “Borrower”) and the other Obligors party hereto.

W I T N E S S E T H:

WHEREAS, Administrative Agent, Lenders, Issuing Banks, the Borrower and the other Obligors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make Loans and provide other financial accommodations to the Borrower as set forth in the Revolving Credit and Guaranty Agreement, dated as of August 26, 2016 (as the same has been amended by Amendment No. 1 and Amendment No. 2, the “Existing Credit Agreement”, and as the same is amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Administrative Agent, Lenders, the Issuing Banks, the Borrower and the other Obligors, and the other Loan Documents, including, without limitation, this Amendment No. 3;

WHEREAS, the Borrower has requested an increase in the aggregate amount of the Lenders’ Revolving Commitments in the form of New Revolving Loan Commitments pursuant to Section 2.23 of the Existing Credit Agreement;

WHEREAS, the New Revolving Loan Lender has agreed to provide $25,000,000 in New Revolving Commitments;

WHEREAS, pursuant to Section 2.23(a) each New Revolving Loan Lender shall be reasonably satisfactory to the Administrative Agent and the Issuing Banks; and

WHEREAS, the Administrative Agent and Required Lenders have agreed to amend certain other provisions of the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendments to Credit Agreement.  For purposes of this Amendment No. 3, all capitalized terms used herein that are not otherwise defined herein, including the capitalized terms used in the preamble and recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement. As of the Amendment No. 3 Effective Date (as defined below), pursuant to Section 2.23 and Section 11.02 of the Existing Credit Agreement and subject to the terms and conditions herein, the Existing Credit Agreement is hereby amended as set forth below in this Section 1.

(a)     Section 1.01 of the Existing Credit Agreement is hereby amended by restating in its entirety the definition of “Revolving Commitment” appearing therein to read as follows:

“‘Revolving Commitment’ means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 or Section 2.12, (b) increased from time to time pursuant to Section 2.23 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or Section 11.04.  The amount of each Lender’s Revolving Commitment as of the Amendment No. 3 Effective Date is set forth on Schedule 2.01.  The aggregate amount of the Lenders’ Revolving Commitments as of the Amendment No. 3 Effective Date is $200,000,000.”

(b)     Section 1.01 of the Existing Credit Agreement is hereby amended by inserting a new proviso immediately following the first proviso in the definition of “Applicable Rate”:

“; provided, further, that on and after the first Business Day after the Amendment No. 3 Effective Date, Pricing Level 1 shall apply at any time that Consolidated Adjusted EBITDA (as set forth in the most recent Compliance Certificate delivered pursuant to Section 5.01(c)) is not greater than $0.”

(c)     The following new definitions are added to Section 1.01 of the Existing Credit Agreement in their proper alphabetical order:

“‘Amendment No. 3’ means Amendment No. 3 to Revolving Credit and Guaranty Agreement, dated as of June 23, 2017, by and among the Borrower, the other Obligors, Administrative Agent, the New Revolving Lender party thereto and each Issuing Bank.

‘Amendment No. 3 Effective Date’ means the first date on which the conditions precedent set forth in Section 3 of Amendment No. 3 are satisfied, which date is June 23, 2017.”

(d)   Section 1.04 of the Existing Credit Agreement is hereby amended by inserting the following sentence immediately following the last sentence thereof:

“Notwithstanding anything to the contrary herein, at any time Consolidated Adjusted EBITDA is less than $0, there shall be no availability under any Total Net Leverage Ratio test when determining if any Obligor may take any action permitted hereunder (including any incurrence of Indebtedness).”

(e)   Schedule 2.01 of the Existing Credit Agreement is hereby amended by replacing Schedule 2.01 of the Existing Credit Agreement in its entirety with Schedule 2.01 attached hereto as Annex A.

2.     Representations and Warranties.  Each Obligor, jointly and severally, represents and warrants to Administrative Agent and Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof:

(a)     This Amendment No. 3 has been duly executed and delivered by each Obligor that is a party hereto, is in full force and effect, and constitutes the legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)     The execution, delivery and performance by each Obligor of this Amendment No. 3 to

2

which such Person is a party has been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action.  The execution, delivery and performance by each Obligor of this Amendment No. 3 and the consummation of the transactions contemplated by this Amendment No. 3:  (A) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (B) except as would not reasonably be expected to have a Material Adverse Effect, will not violate any applicable law or regulation or any order of any Governmental Authority, (C) will not violate any charter, by-laws or other organizational document of any Obligor or any of its Subsidiaries, (D) except as would not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or any of its Subsidiaries or its or their respective assets, or give rise to a right thereunder to require any payment to be made by any Obligor or any of its Subsidiaries, and (E) will not result in the creation or imposition of any Lien on any asset of the Obligors or any of their respective Subsidiaries (other than the Liens granted to the Collateral Agent for the benefit of the Secured Parties and the Liens permitted under Section 6.02 of the Credit Agreement).

(c)     The representations and warranties of the Obligors and their respective Subsidiaries, set forth in this Amendment No. 3, the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof; provided that (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects on and as of such earlier date and (ii) in each case such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by materiality in the text thereof.

(d)     As of the Amendment No. 3 Effective Date, and after giving effect to the transactions contemplated by this Amendment No. 3, no Default or Event of Default shall exist or have occurred and be continuing.

3.     Conditions Precedent.  This Amendment No. 3 shall not become effective until the date on which each of the following conditions is satisfied (or waived by the Lenders):

(a)     The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Amendment No. 3 signed on behalf of such party.

(b)     The Administrative Agent shall have received a Note executed by the Borrower in favor of each Lender requesting a Note in advance of the Amendment No. 3 Effective Date.

(c)     The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date of the date hereof) of Morgan, Lewis & Bockius LLP, in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower hereby requests such counsel to deliver such opinion.

(d)     The Administrative Agent shall have received (i) certified copies of the resolutions of the board of directors (or comparable governing body) of each Obligor approving the transactions contemplated by the Amendment No. 3 and the execution and delivery of Amendment No. 3 to be delivered by such Obligor on the Amendment No. 3 Effective Date, and all documents evidencing other necessary corporate (or other applicable organizational) action and governmental approvals, if any, with respect to this Amendment No. 3 and (ii) all other documents reasonably requested by the Administrative Agent relating to the organization, existence and good standing of such Obligor and authorization of the

3

transactions contemplated hereby (including, but not limited to, a copy of the current constitutional documents of each Obligor).

(e)     The Administrative Agent shall have received a certificate of a Responsible Officer of each Obligor certifying the names and true signatures of the officers of such Obligor authorized to sign this Amendment No. 3 and the other Loan Documents to which it is a party, to be delivered by such Obligor on the Amendment No. 3 Effective Date and the other documents to be delivered hereunder on the Amendment No. 3 Effective Date.

(f)     The Administrative Agent shall have received a certificate, dated the Amendment No. 3 Effective Date and signed on behalf of the Parent by a Responsible Officer of the Parent, confirming compliance with the conditions set forth in paragraphs (c) and (d) of Section 2 as of the Amendment No. 3 Effective Date.

(g)     The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

The Administrative Agent shall notify the Company and the Lenders of the Amendment No. 3 Effective Date, and such notice shall be conclusive and binding. Without limiting the generality of the provisions of Article 10 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment No. 3 shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment No. 3 Effective Date specifying its objection thereto.

4.     General.

(a)     Reallocation. On the Amendment No. 3 Effective Date, (a) each of the existing Lenders immediately prior to the Amendment No. 3 Effective Date (the “Existing Lenders”) shall assign to the New Revolving Loan Lender party hereto (the “New Revolving Loan Lender”), and the New Revolving Loan Lender shall purchase from each Existing Lender, at the principal amount thereof (together with accrued interest), such interests in the Loans and Letter of Credit Usage outstanding on the Amendment No. 3 Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans and participation interests in Letter of Credit Usage will be held by Existing Lenders and the New Revolving Loan Lender ratably in accordance with their Revolving Commitments after giving effect to this Amendment No. 3 and (b) the New Revolving Loan Lender shall become a Lender for all purposes under the Credit Agreement.  On the Amendment No. 3 Effective Date, the Letter of Credit Issuer Sublimit of each Issuing Bank shall be as set forth on Annex A attached hereto.

(b)     New Revolving Loan Lender. The New Revolving Loan Lender hereby: (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment No. 3 has been made available to it by the Administrative Agent; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment No. 3; (iii) appoints and authorizes the Administrative Agent to take such action as agent on

4

its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that, upon the Amendment No. 3 Effective Date, it shall be a “Lender”, under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(c)     Effect of this Amendment No. 3.  This Amendment No. 3 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.  Except as expressly set forth herein, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 3 Effective Date, and the Obligors shall not be entitled to any other or further consent, waiver or amendment by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3.  To the extent of conflict between the terms of this Amendment No. 3 and the other Loan Documents, the terms of this Amendment No. 3 shall control.  The Credit Agreement and this Amendment No. 3 shall be read and construed as one agreement.  Without limiting the generality of the foregoing, each Obligor hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of Liens and security interests and other obligations, as applicable, under and subject to the terms of this Amendment No. 3 and each other Loan Document to which it is a party, and acknowledges and agrees that all such payment obligations, guarantees, pledges, grants of Liens and security interests and other obligations shall be valid and enforceable (subject to Liens permitted under Section 6.02 of the Credit Agreement) and shall not be impaired or limited by the execution or effectiveness of this Amendment No. 3 or any of the transactions contemplated hereby.

(d)     Governing Law.  THIS AMENDMENT NO. 3 AND ANY CLAIM, CONTROVERSY OR DISPUTE UNDER, ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 3, WHETHER BASED IN CONTRACT (AT LAW OR IN EQUITY), TORT OR ANY OTHER THEORY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.

(e)     Miscellaneous.  The provisions of Section 11.07, 11.09(b), 11.09(c) and 11.10 of the Existing Credit Agreement shall apply to this Amendment No. 3 mutatis mutandis.

(f)     Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment No. 3  and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment No. 3.

(g)     Binding Effect.  This Amendment No. 3 shall bind and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

(h)     Counterparts, etc.  This Amendment No. 3 shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and Administrative Agent of written notification of such execution and authorization of delivery thereof.  This Amendment No. 3 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 3 by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment No. 3.

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BLUE APRON, LLC,
as the Company

By:	/s/ Brad Dickerson
Name:	Brad Dickerson
Title:	Treasurer

BLUE APRON HOLDINGS, INC.,
as an Obligor

By:	/s/ Brad Dickerson
Name:	Brad Dickerson
Title:	Treasurer

[Signatures continue on following page]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent, as a Lender and as an Issuing Bank

By:	/s/ Andrew Earls
Name: Andrew Earls
Title: Authorized Signatory

[Signatures continue on following page]

CITIBANK, NA,
as a Lender and as an Issuing Bank

By:	/s/ Varun Gupta
Name: Varun Gupta
Title: SVP

[Signatures continue on following page]

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender and as an Issuing Bank

By:	/s/ Ushma Dedhiya
Name: Ushma Dedhiya
Title: Authorized Signatory

[Signatures continue on following page]

JPMORGAN CHASE BANK, N.A.,
as a Lender and as an Issuing Bank

By:	/s/ Tony Yung
Name: Tony Yung
Title: Executive Director

[Signatures continue on following page]

SUNTRUST BANK INC.,
as a Lender and as an Issuing Bank

By:	/s/ Marshall T. Mangum, III
Name: Marshall T. Mangum, III
Title: Director

[Signatures continue on following page]

BARCLAYS BANK PLC,
as a Lender and as an Issuing Bank

By:	/s/ Graeme Palmer
Name: Graeme Palmer
Title: Assistant Vice President

[Signatures continue on following page]

BLH MORTGAGE HOLDINGS, LLC,
as a Lender, as an Issuing Bank and as a New Revolving Loan Lender

By:	HALCYON CAPITAL MANAGEMENT LP, as Attorney-in-Fact

By:	/s/ Suzanne McDermott
Name: Suzanne McDermott
Title: Chief Legal Officer / Chief Compliance Officer

/s/ John Freese
Name: John Freese
Title: Authorized Signatory

Annex A

SCHEDULE 2.01

Revolving Commitments

Morgan Stanley Senior Funding, Inc.	$50,000,000

Citibank, NA	$25,000,000

Goldman Sachs Lending Partners LLC	$25,000,000

JPMorgan Chase Bank, N.A.	$25,000,000

SunTrust Bank	$25,000,000

Barclays Bank PLC	$25,000,000

BLH Mortgage Holdings, LLC	$25,000,000

Total	$200,000,000

Letter of Credit Issuer Sublimit

Morgan Stanley Senior Funding, Inc.	$5,000,000

Citibank, NA	$2,500,000

Goldman Sachs Lending Partners LLC	$2,500,000

JPMorgan Chase Bank, N.A.	$2,500,000

SunTrust Bank	$2,500,000

Barclays Bank PLC	$2,500,000

BLH Mortgage Holdings, LLC	$2,500,000

Total	$20,000,000